PERFORMANCE STOCK OPTION AGREEMENT

This Performance Stock Option Agreement (the "Agreement") is made and entered into this 5th day of October, 2000, by and between Worldwide Wireless Networks, Inc., a Nevada corporation ("Company"), and Charles C. Bream (the "Optionee", or "Bream").

      In consideration of the mutual covenants set forth in this Agreement, and as provided for by that certain Officer/Director Employment Contract dated January 1, 2000 by and between the parties hereto and that certain Separation Agreement dated October 5th, 2000 by and between the parties hereto, the parties agree as follows:

1. Grant of Option. The Company hereby grants to the Optionee the right and option (the "Option") to purchase all or any part of an aggregate of 187,500 shares of the Common Stock of the Company (such number being subject to adjustment as provided in Paragraph 7 hereof) on the terms and conditions herein set forth.

2. Exercise Price. The exercise price of the shares of the Common Stock covered by the Option shall be $3.00 per share (such price being subject to adjustment as provided in Paragraph 8 hereof).

3. Performance Terms & Conditions The Company grants Bream up to a maximum of an additional 187,500 stock options over and above the 392,500 options agreed to in Exhibit B herein under the following terms and conditions:

(a) Subject to the provisions of Sections 4 - 13, below, Bream will receive at Closing of a transaction Twenty Thousand (20,000) stock options for every One Hundred Thousand Dollars ($100,000) in funding or stock-swap value received by the Company by December 31, 2000, or in a binding Letter of Agreement by that date, as a result of "Bream's efforts" as defined below. Bream will not receive said options unless funds are actually received.

(b) Subject to the provisions of Sections 4 - 13 below, Bream will receive Ten Thousand (10,000) stock options for every One Hundred Thousand Dollars ($100,000) in funding or stock-swap value received by the Company after December 31, 2000, as a result of "Bream's efforts" as defined below. Bream will not receive said options unless funds are actually received.

(c) Subject to the provisions of Sections 4 -13, below, "Bream's efforts" in bringing a new strategic partner relationship to the Company will also qualify for all or part of the aforementioned 187,500 stock options. The number of options granted will be mutually agreed to by Bream and the Company prior to the execution of any such agreement.

4.    Definition.   "Bream's efforts" for purposes of this Performance Stock
      Option Agreement are defined as introducing the Company to a party (or the party introducing an affiliate to the Company), whom the Company had no prior relationship or previous introduction prior to Bream's employment at the Company. It is agreed that any funding from Messrs. Doyal Bryant and Bill Byrd, or their affiliates, is a result of the efforts of Bream.. "Bream's efforts" does not include any third party that has already provided funds to the Company, such as Trinity Capital, or its affiliates.

5. Exercise of Option. Any performance stock options earned will vest on the date the transaction for which they have been earned Closes, and are exercisable one year later. They will remain exercisable for six years from the first day of exercise eligibility.. All other terms set forth in Exhibit B ("Stock Option Agreement"), Section 5 ("Exercise of Options") will apply to this Exhibit C.

6.    Nontransferability.   Terms are the same as in Exhibit B, Section 4.

7.    Option Adjustments.   Terms are the same as in Exhibit B, Section 5.

8.    Method of Exercising
      Option.               Terms are the same as in Exhibit B, Section 6.

9.    General.              Terms are the same as in Exhibit B, Section 7.

10.   Registration Rights.  Terms are the same as in Exhibit B, Section 8.

11.   Entire Agreement.     Terms are the same as in Exhibit B, Section 9.

12.   Counterparts.         Terms are the same as in Exhibit B, Section 10.

13.   Notices.              Terms are the same as in Exhibit B, Section 11.


[Signature page follows]


The Company and Optionee have entered into this Performance Stock Agreement as of the date set forth above.

                              "COMPANY"

WORLDWIDE WIRELESS NETWORKS, INC.,

                              A Nevada corporation


                              By:  /s/ Jack Tortorice
                               ----------------------
                               Jack  Tortorice
                               Chief  Executive  Officer



                              "OPTIONEE"


                              By:   /s/ Charles C. Bream
                                        ----------------
                                        Charles C. Bream